As filed with the Securities and Exchange Commission on August 28, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

GT SOLAR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	03-0606749 (I.R.S. Employer Identification No.)

243 Daniel Webster Highway Merrimack, New Hampshire (Address of Principal Executive Offices)	03054 (Zip Code)

GT Solar International, Inc. 2008 Equity Incentive Plan

Second Amended and Restated GT Solar International, Inc. 2006 Stock Option Plan

(Full title of the plan)

Edwin L. Lewis
General Counsel
GT Solar International, Inc.
243 Daniel Webster Highway

Merrimack, New Hampshire 03054
Telephone: (603) 883-5200
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Dennis M. Myers, P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	15,000,000	(3)	$13.99	$209,805,000	$8,248
Common Stock, par value $0.01 per share	6,381,239	(4)	$3.86	$24,645,537	$969
Total	21,381,239 shares			$234,450,537	$9,217

(1)   Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)   With respect to the 15,000,000 shares of common stock that are currently authorized for issuance under the 2008 Equity Incentive Plan (the “2008 Plan”), the proposed maximum offering price is calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices for the shares of common stock as reported on The Nasdaq Global Select Market on August 21, 2008 solely for the purpose of calculating the registration fee.  With respect to the 6,381,239 shares of common stock issuable upon the exercise of stock options granted under the Second Amended and Restated GT Solar International, Inc. 2006 Stock Option Plan (the “2006 Plan”), the proposed maximum offering price is calculated pursuant to Rule 457(h) under the Securities Act based on an exercise price of $1.66 for 2,859,264 options granted under the 2006 Plan and an exercise price of $5.64 for 3,521,975 options granted under the 2006 Plan.

(3)   Represents shares of common stock authorized for issuance under the 2008 Plan.

(4)   Represents shares of common stock issuable upon the exercise of stock options granted under the 2006 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                    Plan Information.*

Item 2.                    Registrant Information and Employee Plan Annual Information.*

*  The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The following documents, which have been filed by GT Solar International, Inc. (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:

(a)   The Company’s Prospectus, dated July 23, 2008 and filed on July 24, 2008 pursuant to Rule 424(b) of the Securities Act, which relates to the Company’s Registration Statement on Form S-1 (Registration No. 333-142383);

(b)   The Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2008, filed on August 27, 2008;

(c)   The Company’s Current Report on Form 8-K filed on July 31, 2008; and

(d)   The description of the Company’s common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on April 26, 2007 (Registration No. 333-142383), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 23, 2008 (Registration No.001-34133).

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                    Description of Securities.  Not applicable.

Item 5.                    Interests of Named Experts and Counsel.

The validity of the common stock offered hereby will be passed upon for the Company by Kirkland & Ellis LLP (a partnership that includes professional corporations), Chicago, Illinois.  Kirkland & Ellis LLP represents entities affiliated with GFI Energy Ventures, LLC and Oaktree Capital Management, L.P., which indirectly beneficially own shares of the Company’s common stock, in connection with various legal matters.

Item 6.                    Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware.  Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.  A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.  Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Registrant’s certificate of incorporation provides that to the fullest extent permitted by theDGCL, none of the Registrant’s directors shall be liable to it or its stockholders for monetary damages for a breach of fiduciary duty.  In addition, the Registrant’s certificate of incorporation provides for indemnification of any person who was or is made, or threatened to be made, a party to or is involved in any action, suit or other proceeding, whether, civil, criminal, administrative or investigative, because of his or her status as a director or officer of the Registrant, or service at the request of the Registrant as a director or officer of another corporation, as a partner or officer of a partnership, as a member or officer of a limited liability company, as a principal or officer of a joint venture, as a trustee or officer of a trust or in any comparable capacity in any other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized under the DGCL against all expenses, liabilities and losses actually and reasonably incurred or suffered by such person in connection therewith.  Further, all of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7.                    Exemption from Registration Claimed.  Not applicable.

Item 8.                    Exhibits.  Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9.                    Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, State of New Hampshire, on August 28, 2008.

GT SOLAR INTERNATIONAL, INC.

By:	/s/ Thomas M. Zarrella
	Name:	Thomas M. Zarrella
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Zarrella, Robert W. Woodbury, Jr. and Edwin L. Lewis and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 28, 2008.

Signature	Title

/s/ Thomas M. Zarrella	President, Chief Executive Officer and Director
Thomas M. Zarrella	(Principal Executive Officer)

/s/ Robert W. Woodbury, Jr.	Chief Financial Officer
Robert W. Woodbury, Jr.	(Principal Financial Officer)

/s/ Richard E. Johnson	Vice President, Finance and Corporate Controller
Richard E. Johnson	(Principal Accounting Officer)

/s/ Ernest L. Godshalk	Director
Ernest L. Godshalk

/s/ Richard K. Landers	Director
Richard K. Landers

/s/ J. Bradford Forth	Director
J. Bradford Forth

/s/ J. Michal Conaway	Director
J. Michal Conaway

/s/ Fusen E. Chen	Director
Fusen E. Chen

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Kirkland & Ellis LLP with respect to the legality of the shares of common stock being registered hereby.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of the Company to file future amendments (set forth on the signature page of this Registration Statement).